EXHIBIT 99.6

Equity One 2003-4 Term
Class AF-6 (NAS)


 Approximate Balance  $48,752,000.00      Delay                       24
              Couponat pricing            Dated                       10/1/2003
              Settle  10/31/2003          First Payment               11/25/2003

                    ---------------------------------------------------------------------------------
                                   90% PPC                     100% PPC                     150% PPC
                    ---------------------------------------------------------------------------------
                 WAL                  4.71                         4.35                         3.02
            Mod Durn                4.1337                       3.8555                       2.7629
    Principal Window         Nov06 - Jun09                Nov06 - Nov08                Jul06 - Feb07
      Payment Window         Nov03 - Jun09                Nov03 - Nov08                Nov03 - Feb07
                    ---------------------------------------------------------------------------------

           LIBOR_1MO               Forward                      Forward                      Forward
           LIBOR_6MO               Forward                      Forward                      Forward
          Prepay (1)            90 *22-HEP                  100 *22-HEP                  150 *22-HEP
          Prepay (2)             90 *28cpr                   100 *28cpr                   150 *28cpr
          Prepay (3)             90 *28cpr                   100 *28cpr                   150 *28cpr
              Delinq                  100%                         100%                         100%
 Optional Redemption              Call (Y)                     Call (Y)                     Call (Y)

Run with Triggers On
             To Call


Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC ("WCM"), member NYSE, NASD, SIPC. This report(s) is for your information only and is not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described in the report. Interested parties are advised to contact the entity with which they deal, or the entity that provided this report to them, if they desire further information. The information in this report has been obtained or derived from sources believed by (Wachovia Capital Markets, LLC or WCM) to be reliable, but WCM does not represent that this information is accurate or complete. Any opinions or estimates contained in this report represent the judgment of WCM at this time, and are subject to change without notice. WCM or its affiliates may from time to time provide advice with respect to, acquire, hold, or sell a position on the securities mentioned herein.